Exhibit 99.1

Investor Contact Information:
Anthony Cosentino
Executive Vice President and
Chief Financial Officer
419.785.3663
Tony.Cosentino@thebank-sbt.com

Rurban Financial Corp. Reports 2012 Fourth Quarter and Full-Year Results

●	Full year earnings per share of $0.99, nearly triple the results of 2011

●	Loan growth of 4.7% year over year

●	Nonperforming assets declined to 1.40% of total assets

●	Tangible leverage of 5.70% -- approaching near-term goal of 6%

●	Fourth quarter ROA at 95 basis points

DEFIANCE, Ohio – January 23, 2013 -- Rurban Financial Corp. (Nasdaq: RBNF) ("Rurban" or the "Company"), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the fourth quarter and twelve months ended December 31, 2012.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban's Banking Group, consisting primarily of The State Bank and Trust Company ("State Bank" or the "Bank") and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba "RDSI Banking Systems" or "RDSI"). For the 2012 fiscal year, net income was $4.81 million, or $0.99 per diluted share, compared to $1.66 million, or $0.34 per diluted share, for the 2011 fiscal year. Excluding a 2012 net gain of $0.20 million after-tax ($0.30 million pretax) from non-recurring items, primarily from the settlement of RDSI matters, including litigation and contract buyouts, 2012 core earnings were $4.62 million, or $0.95 per diluted share. This compares to 2011 core earnings of $1.46 million, or $0.30 per common share, excluding a net gain of $0.21 million ($0.32 million pretax), primarily from balance sheet restructuring, RDSI contract buyouts and RDSI write-downs.

RURBAN FINANCIAL CORP.
Reconciliation of Non-GAAP Financial Matters to GAAP Financial Matters

	Three Months Ended					Twelve Months Ended
($ in Thousands)	December 2012	September 2012	June 2012	March 2012	December 2011	December 2012	December 2011
GAAP Earnings	$1,524	$1,304	$1,014	$972	$274	$4,814	$1,664
Realized securities gains (1)	-	-	-	-	-	-	(1,871)
Prepayment penalties (1)	-	-	-	-	-	-	1,083
RDSI Settlement (2)	(334)	-	-	-	-	(334)	-
Branch writedown (1)	65	-	-	-	-	65	-
Hardware write-offs (2)	-	-	-	-	609	-	609
New Core litigation costs (2)	115	-	-	-	-	115	-
Contract buyouts (2)	-	(53)	-	(90)	-	(143)	(519)
Writedown of goodwill and intangibles (2)	-	-	-	-	381	-	381
Total non-core items	(154)	(53)	-	(90)	990	(297)	(317)
Income tax effect on non-core items	52	18	-	31	(336)	101	108
After-tax non- core items	(102)	(35)	-	(59)	653	(196)	(209)
Core recurring net income	$1,442	$1,269	$1,014	$913	$927	$4,618	$1,455

(1) State Bank (2) RDSI

For the quarter ended December 31, 2012, Rurban reported net income of $1.52 million, or $0.31 per diluted share, compared to net income of $0.27 million, or $0.06 per diluted share, for the fourth quarter 2011. Excluding a one-time net gain of $0.10 million ($0.15 million pretax) for the 2012 fourth quarter and a net charge of $0.65 million ($0.99 million pretax) for the 2011 fourth quarter, operating earnings were $1.42 million for the quarter ended December 31, 2012 compared to $0.93 million for the fourth quarter 2011, up 53.4 percent. For the 2012 third quarter, net income was $1.3 million on a GAAP basis, and $1.27 million from operations; earnings from operations for the 2012 fourth quarter were 13.6 percent ahead of the linked quarter.

Mark Klein, president and chief executive officer of Rurban Financial Corp., stated, “I continue to be pleased with our progress toward higher performance. Our primary focus this past year has been to improve  profitability. With our strong fourth quarter, we have moved closer to our near-term goal of one percent ROA and top-quartile performance. Over the last twelve month period, we have significantly improved our risk profile, reducing nonperforming assets to under $9 million, while strengthening reserves and tangible capital. Although growth is not our primary consideration, it is gratifying to have expanded our loan portfolio by nearly five percent, especially since loan growth in the community banking sector has been difficult for many banks to achieve. In this context, Rurban has distinguished itself not only with strong loan growth, but also strong asset quality and an attractive fee-generating capability, another rarity among community banks. These three qualities – loan growth, asset quality and revenue diversity – position us to manage our bottom line more successfully than many banks our size. We see no impediments on the near horizon to interfere with our controlled pace of performance enhancement.”

RESULTS OF OPERATIONS

Consolidated Revenue
Total revenue, consisting of net interest income on a fully tax equivalent basis ("FTE") and noninterest income, was $35.9 million for 2012, up $0.8 million, or 2.4 percent, from the prior-year twelve-month period. For the fourth quarter of 2012, total revenue was $9.9 million, up $1.1 million, or 12.4 percent, from the year-ago quarter.

Net interest income (FTE) for 2012 was $21.1 million, virtually unchanged from the $21.3 million reported for 2011. The 0.76 percent decline in net interest income resulted from a five basis point, or 1.3 percent, decline in the net interest margin (FTE), to an average of 3.76 percent for the twelve months of 2012, partially offset by a $2.8 million, or 0.5 percent, increase in average earning assets. Net interest income (FTE) for the 2012 fourth quarter was $5.25 million, a decline of $0.13 million, or 2.5 percent, from the fourth quarter 2011. Average earning assets grew $8.6 million year over year: however, average loan growth was $17.7 million. The $9.1 million difference was funded from the securities portfolio. Mr. Klein continued, “Our funding costs continue to decline, albeit more modestly in recent quarters. We have preserved our margins to the extent possible in this challenging interest-rate environment by shifting our earning asset mix in favor of higher-yielding loans.”

Noninterest Income

Noninterest income was $14.8 million for the year ended December 31, 2012, an increase of $1.0 million, or 7.1 percent, from the $13.9 million reported for 2011. Non-core gains for 2012 totaled $0.48 million, all related to RDSI matters, including contract buyouts and a vendor settlement, while for 2011, non-core gains totaled $2.4 million, including RDSI contract buyouts and $1.87 million of securities gains. Excluding these one-time items, noninterest income from operations grew 25.3 percent, from $11.5 million in 2011 to $14.4 million for 2012. Fourth quarter 2012 noninterest income, less the $0.33 million vendor settlement, grew 26 percent to $4.3 million.

Despite the loss of RDSI data processing fee income, Rurban continues to report an exceptional level of noninterest income. Fees contributed 45 percent of operating revenue for the 2012 fourth quarter, and 41 percent for the full year. Higher gains on loan sales and a lower impairment of mortgage servicing rights (MSR) in both the fourth quarter and the full year contributed to the growth of 2012 noninterest income.

Data Services
	Three Months Ended					Twelve Months Ended
($’s in thousands)	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Dec. 2012	Dec. 2011
Data Processing & Network Services	$179	$229	$194	$177	$320	$779	$1,281
Payment Solutions	549	488	633	708	720	2,378	3,254
Contract Buyout	-	53	-	551	-	604	519
Vendor Settlement	334	-	-	-	-	334	-
RDSI Gross Revenue	1,062	780	827	1,436	1,040	4,095	5,054
Less: Intercompany	(251)	(285)	(251)	(793)	(369)	(1,580)	(1,424)
Net Data Services Fees	$811	$485	$576	$643	$671	$2,515	$3,630
Core Data Services Fees	$477	$432	$576	$553	$671	$2,038	$3,111

RDSI gross revenue was $4.1 million for 2012, a decline of $0.96 million, or 19 percent, from the $5.0 million reported for 2011. Included in revenue for both years were certain one-time items arising from RDSI’s transition to become an exclusive provider of item processing and network services; for 2012, contract buyouts and a vendor settlement boosted gross revenue by $0.94 million while in 2011, the gain from a contract buyout contributed $0.52 million. Excluding these one-time items, gross revenue from operations was $3.2 million compared to $4.5 million for 2011, a decline of 30.4 percent year over year. Intercompany sales to State Bank accounted for $1.6 million in 2012, including a one-time contract buyout fee of $0.46 million paid by State Bank to RDSI in the first quarter of 2012; for 2011, intercompany sales were $1.4 million.  Excluding intercompany sales and one-time items, core net data services fees to third parties were $2.0 million in 2012 and $3.1 million in 2011, a decline of $1.1 million or 34.5 percent

During the fourth quarter of 2012, RDSI settled all pending litigation with New Core Holdings relating to earlier agreements and transactions, incurring one-time legal expenses of $115,000. In addition, RDSI recognized a $0.33 million gain from the settlement of a vendor agreement. According to Mr. Klein, “RDSI has nearly completed its transformation to a more focused organization committed to network services and item processing for the banking sector. At the same time, we continue to explore opportunities to leverage our technology toward applications that might expand our core expertise into new and profitable directions.”

Mortgage Banking
	Three Months Ended					Twelve Months Ended
($’s in thousands)	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Dec. 2012	Dec. 2011
Mortgage originations	$93,619	$90,685	$79,901	$68,331	$85,114	$332,535	$220,208
Mortgage sales	93,993	81,862	75,227	64,212	81,046	315,294	197,500
Mortgage servicing portfolio	528,086	488,930	459,380	422,802	402,062	528,086	402,062
Mortgage servicing rights	3,775	3,346	3,359	3,359	2,820	3,775	2,820

Mortgage servicing revenue:
Loan servicing fees	319	297	274	259	242	1,149	894
Less: OMSR amortization	(362)	(369)	(254)	(349)	(329)	1,335	745
Net administrative fees	(43)	(72)	20	(90)	(87)	(186)	149
Less: OMSR valuation adjustment	195	(120)	(185)	419	(221)	310	(1,119)
Net loan servicing fees	152	(192)	(165)	329	(308)	124	(970)
Gain on sale of mortgages	2,136	1,572	1,395	1,181	1,529	6,284	3,620
Mortgage banking revenue, net	$2,288	$1,380	$1,230	$1,510	$1,221	$6,408	$2,650

Mortgage banking continued its banner year, with fourth quarter loan originations reaching a new high: $93.6 million, up $8.5 million, or 10 percent, from the $85.1 million generated in the fourth quarter of 2011, and higher by $2.9 million than the third quarter. For the twelve month period, originations were $332.5 million, up 51 percent above 2011, with loan sales into the secondary market also at record levels: $315.3 million, up $118 million, or 60 percent above 2011 levels.

Net mortgage banking income, consisting primarily of gains on the sale of mortgage loans and to a lesser extent, net loan servicing fees, was $6.4 million for the 2012 fiscal year. Loan sales strengthened with each successive quarter throughout the year, and generated a higher spread every quarter as well. The gain on sale of mortgages averaged 1.36 percent for 2012 compared to a spread of 1.08 percent for 2011, generating $6.3 million of 2012 gains – 74 percent ahead of 2011.

Net mortgage servicing fees were $0.12 million in 2012 compared to a loss of $0.97 million for 2011. The net mortgage servicing valuation adjustment ended 2012  in positive territory, with a gain of $0.31 million for the twelve month period; this compares to the $1.1 million charge incurred for 2011. The mortgage servicing portfolio at the end of the fourth quarter of 2012 was $528 million, up $126 million, or 31.3 percent, from 2011 fourth quarter-end.

“Like many banks in this environment,” explained Mr. Klein, “we have looked to mortgage banking to drive revenue growth. We have succeeded on all fronts this past year. With two-thirds of our total production coming from clients new to our bank, we have opportunities to leverage this entry-level, yet highly visible, mortgage servicing product into multifaceted, profitable relationships.”

Mortgage banking revenues accounted for 43 percent of noninterest income during the twelve months of 2012 compared to 19 percent in 2011 where impairment valuations reduced the contribution of mortgage banking. Excluding mortgage banking and data services fees, the remainder of noninterest income in both years was derived primarily from wealth management and customer service fees; each of these two business lines has contributed a remarkably stable stream of fee income modestly in excess of $2.5 million every year. In addition, Rurban sold several SBA and FSA guaranteed loans which generated revenue of $264,000 in 2012 and $208,000 in 2011.

Loan Loss Provision
The loan loss provision was $1.35 million for 2012, a decline of $0.64 million, or 32 percent, from the previous year. The decreasing provision expense reflects a 20 percent decline in nonperforming loans over the past twelve months, and a $1.1 million lower level of charge-offs. The loan loss reserve at year-end 2012 was 1.47 percent of total loans, providing 104 percent coverage of nonperforming loans at December 31, 2012; this compares to reserve coverage of 79 percent at year-end 2011. For the fourth quarter of 2012, the $0.40 million provision more than replaced net charge-offs of $0.29 million.

Noninterest Expense
Noninterest expense for 2012 was $27.5 million compared to $30.3 million for the previous year. In 2012, nonrecurring charges totaled $0.18 million, including $0.12 million for the settlement of all pending New Core litigation and $0.65 million for a branch writedown, all of which occurred in the 2012 fourth quarter; for 2011, nonrecurring charges totaled $2.1 million, including $1.1 million of prepayment penalties incurred during the Bank’s balance sheet restructuring, and $1.0 million of RDSI write-downs and write-offs. Excluding these one-time items, 2012 operating expenses declined by 3.1 percent year over year.

Savings were achieved across the board, with the exception of salaries and benefits expense, which grew $0.34 million, or 2.4 percent. Increased compensation expense reflects the higher level of mortgage banking activity, since mortgage bankers receive commissions based on volume of origination. Excluding mortgage banking commission of $2.1 million in 2012 and $0.9 million in 2011, the remaining consolidated total compensation expense declined by $1.0 million, or 6.3 percent year over year. Mr. Klein added, “We are making steady progress with our cost-savings initiatives, but much of our progress is masked by our growing and highly profitable non-bank activities, where expense growth, especially compensation expense, is more closely tied to revenue growth.” Reflecting this improvement, the core efficiency ratio declined to 73.8 percent, from 77.6 percent for the preceding year.

For the fourth quarter of 2012, noninterest expense was $7.2 million compared to $8.0 million for the 2011 fourth quarter. Excluding nonrecurring items totaling $0.18 million in 2012 and $1.0 million in 2011, noninterest expense from operations was virtually unchanged at $7.0 million for both fourth quarters.

BALANCE SHEET
Total assets as of December 31, 2012 were $638.2 million, an increase of $9.6 million, or 1.5 percent, above levels at December 31, 2011. Over the same twelve-month time frame, total deposits grew $8.2 million, or 1.6 percent, and loans grew $20.8 million, or 4.7 percent. This higher level of loans outstanding relative to assets has provided support to Rurban's net interest margin as has the shift in deposit mix further toward lower-cost non-maturity deposits, which now comprise 63 percent of total deposits compared to 57 percent for the prior year-end. The continuing decline in interest rates, combined with a lower-cost deposit mix, has contributed to a 25 basis point decline in the cost of fourth quarter deposits compared to the year-earlier fourth quarter; however, the improvement has narrowed by only three basis points from the linked quarter, suggesting that further progress may be more difficult.

Declining interest rates also contributed to the 37 basis point decline in earning asset yield over the past year. Management’s decision to fund higher-yielding loans from the securities portfolio has moderated the decline in earning asset yield, which currently stands at 4.56 percent as of the fourth quarter of 2012. Unlike deposit costs, however, asset yields have continued to decline, with fourth quarter lower by 22 basis points compared to the linked quarter.

Loan Portfolio

($ in Thousands)	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011	Variance YOY
Commercial & Industrial (C&I)	$81,491	$76,043	$75,964	$78,450	$78,112	$3,379
% of Total	17.6%	16.7%	16.8%	17.8%	17.7%	4.3%
Commercial Real Estate	201,392	198,682	199,918	188,984	187,829	13,563
% of Total	43.5%	43.6%	44.2%	43.0%	42.4%	7.2%
Agriculture	42,276	42,988	41,093	37,741	38,361	3,915
% of Total	9.1%	9.4%	9.1%	8.6%	8.7%	10.2%
Residential Real Estate	87,859	85,727	85,046	84,771	87,656	203
% of Total	19.0%	18.8%	18.8%	19.3%	19.8%	0.2%
Consumer & Other	50,371	51,581	50,089	49,775	50,596	(225)
% of Total	10.9%	11.3%	11.1%	11.3%	11.4%	(0.4%)

Total Loans	$463,389	$455,021	$452,110	$439,721	$442,554	$20,835
						4.7%

Total loans were $463.4 million at December 31, 2012 compared to $442.6 million for the prior-year period, up $20.8 million, or 4.7 percent. Commercial real estate ("CRE") loans accounted for nearly 65 percent of total loan growth over the past twelve-month period, up $13.6 million, or 7.2 percent. CRE loans currently comprise 43.5 percent of State Bank's loan portfolio, followed by residential real estate and C&I loans, at 19.0 percent and 17.6 percent, respectively. Although CRE loans showed the largest dollar increase, agriculture loans grew by a robust 10.2 percent, adding nearly $4 million this past year.

ASSET QUALITY
Rurban’s strong underwriting and credit administration expertise continue to position the asset quality in the top quartile of its peers, with only 1.42 percent of its loan portfolio on nonperforming status. Nonaccruing loans were $5.3 million as of December 31, 2012, a decline of $1.6 million, or 23 percent from the year-earlier level. The greatest improvement was reflected in the C&I portfolio, where nonaccrual loans declined over the past twelve months by $1.1 million, or 48 percent; they now stand at $1.2 million as of December 31, 2012. Currently, Rurban has only one nonperforming relationship that exceeds $1.0 million; the three largest nonperforming loans total $3.0 million, accounting for 33 percent of nonperforming assets.

Summary of Nonperforming Assets

($ in Thousands)

Nonaccruing Loan Category	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011

Commercial & Industrial (C&I)	$1,246	$1,362	$1,467	$2,021	$2,393
% of Total C&I loans	1.53%	1.78%	1.93%	2.58%	3.06%

Commercial Real Estate (CRE)	782	448	1,345	1,481	1,456
% of Total CRE loans	0.39%	0.23%	0.67%	0.78%	0.78%

Agriculture	-	3	-	113	-
% of Total Ag loans	-	0.01%	-	0.30%	-

Residential Real Estate	2,631	2,607	1,958	1,840	2,471
% of Total Res. RE loans	2.99%	3.04%	2.30%	2.17%	2.82%

Consumer & Other	646	829	545	1,056	580
% of Consumer & Other loans	1.28%	1.61%	1.09%	2.12%	1.15%

Total Nonaccruing Loans	5,305	5,249	5,315	6,511	6,900
% of Total Loans	1.14%	1.15%	1.18%	1.48%	1.56%
Accruing Restructured Loans	1,258	1,735	1,837	1,593	1,334

Total Nonperforming Loans	$6,563	$6,984	$7,152	$8,104	$8,234
% of Total Loans	1.42%	1.53%	1.58%	1.84%	1.86%
OREO & Repossessed Vehicles	2,367	2,415	1,708	1,807	1,830

Total Nonperforming Assets	$8,930	$9,399	$8,860	$9,911	$10,064
% of Total Assets	1.40%	1.49%	1.40%	1.54%	1.60%

Rurban’s strong underwriting and credit administration expertise position the quality of its loan portfolio in the top quartile of its asset peers, with only 1.42 percent of loans on nonperforming status. Nonaccruing loans were $5.3 million as of December 31, 2012, a decline of $1.6 million, or 23 percent from the year-earlier level. The greatest improvement was reflected in the C&I portfolio, where nonaccrual loans declined over the past twelve months by $1.1 million, or 48 percent; they now stand at $1.2 million as of December 31, 2012. Currently, Rurban has only one nonperforming relationship that exceeds $1.0 million; the three largest nonperforming loans total $3.0 million, accounting for 33 percent of nonperforming assets.

Nonperforming Asset Reconciliation

($ in Thousands)	Dec. 2012	Sep. 2012	Jun. 2012	Mar. 2012	Dec. 2011

Beginning Balance	$9,399	$8,860	$9,911	$10,064	$10,612

Additions	1,026	1,396	1,209	906	1,193
Returns to performing status	(226)	(163)	(306)	(419)	(169)
Principal payments	(228)	(146)	(1,773)	(402)	(375)
Sale of OREO/OAO	(264)	(152)	(147)	(23)	(358)
Loan charge-offs	(300)	(294)	(220)	(474)	(648)
Valuation write-downs	-	-	(58)	-	(214)
Restructured Loan Activity	(477)	(102)	244	259	23
Net Change	469	522	(1,051)	(153)	(548)

Ending Balance	$8,930	$9,399	$8,860	$9,911	$10,064

Nonperforming assets now stand at $8.9 million, or 1.40 percent of assets. They declined by $1.1 million over the past twelve months, or approximately $0.28 million per quarter, through a combination of asset sales, charge-offs, principal payments, and credit improvements. The loan loss provision has exceeded net charge-offs each quarter.

30-89 Day Loan Delinquencies	December	September	June	March	December
($ in thousands)	2012	2012	2012	2012	2011

30-59 days past due	$2,058	434	1,385	271	1,002
60-89 days past due	$537	221	778	294	978
Total 30-89 Days Delinquent	$2,595	655	2,163	565	1,980
% of Total Loans	0.56%	0.14%	0.48%	0.13%	0.45%

CAPITALIZATION

Capital ratios continue to improve, but still remain at the low end of management's objectives. The tangible leverage ratio improved by 85 basis points over the past twelve months, and now stands at 5.70 percent. All bank regulatory ratios remain in excess of "well-capitalized" levels, and have improved relative to the prior year; holding company ratios have also demonstrated consistent quarterly improvement since mid-year 2011. At December 31, 2012, State Bank's Total Risk-Based Capital was estimated to be $57.1 million, $19.6 million above the well-capitalized level; with the Total Risk-based Capital Ratio estimated at 12.0 percent. As of December 31, 2012, Rurban had 4,861,779 common shares outstanding.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Northwestern Ohio counties, and one center in Fort Wayne, Indiana; and three loan production offices: two in Columbus, Ohio and one in Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including wealth management, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Additional factors that could cause results to differ materially from those described above can be found in Rurban’s 2011 Annual Report on Form 10-K and documents subsequently filed by Rurban with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

RURBAN FINANCIAL CORP. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December	September	June	March	December
($ in Thousands)	2012	2012	2012	2012	2011
ASSETS
Cash and due from banks	$19,144	$10,289	$14,636	$29,602	$14,846

Securities available for sale, at fair value	98,702	101,247	102,537	110,603	111,978
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,685	3,685
Total investment securities	102,450	104,995	106,285	114,288	115,663

Loans held for sale	6,147	11,584	10,595	11,384	5,238

Loans, net of unearned income	463,389	455,021	452,110	439,721	442,554
Allowance for loan losses	(6,811)	(6,696)	(6,618)	(6,609)	(6,529)
Net loans	456,578	448,325	445,492	433,112	436,025

Premises and equipment, net	12,633	12,898	13,190	13,282	13,773
Purchased software	330	334	355	386	159
Cash surrender value of life insurance	12,577	12,491	12,401	12,312	12,224
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	1,219	1,376	1,534	1,691	1,849
Foreclosed assets held for sale, net	2,367	2,415	1,708	1,807	1,830
Mortgage servicing rights	3,775	3,346	3,359	3,359	2,820
Accrued interest receivable	1,235	1,832	1,597	1,802	1,635
Other assets	3,426	3,967	5,026	5,598	6,249
Total assets	$638,234	$630,205	$632,531	$644,976	$628,664

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$77,799	$69,250	$68,918	$71,077	$65,963
Interest bearing demand	117,289	112,230	109,268	118,898	107,446
Savings	57,461	53,505	53,777	52,599	49,665
Money market	80,381	78,006	81,114	82,799	74,244
Time deposits	194,071	202,259	205,584	210,119	221,447
Total deposits	527,001	515,250	518,661	535,492	518,765

Notes payable	1,702	1,975	2,249	2,519	2,788
Advances from Federal Home Loan Bank	21,000	18,500	17,500	12,611	12,776
Repurchase agreements	10,333	13,735	15,824	17,771	18,779
Trust preferred securities	20,620	20,620	20,620	20,620	20,620
Accrued interest payable	138	4,223	3,836	3,556	2,954
Other liabilities	4,156	3,972	3,567	3,381	4,050
Total liabilities	584,950	578,275	582,257	595,950	580,732

Equity
Preferred stock	-	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,374	15,363	15,350	15,338	15,323
Retained earnings	25,280	23,755	22,452	21,438	20,466
Accumulated other comprehensive income	1,830	2,012	1,672	1,450	1,343
Treasury stock	(1,769)	(1,769)	(1,769)	(1,769)	(1,769)
Total equity	53,284	51,930	50,274	49,026	47,932
Total liabilities and equity	$638,234	$630,205	$632,531	$644,976	$628,664

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
Interest income	2012	2012	2012	2012	2011	2012	2011
Loans
Taxable	$5,840	$6,106	$6,037	$5,928	$6,171	$23,911	$24,444
Nontaxable	22	21	24	23	24	90	75
Securities
Taxable	330	383	403	399	387	1,515	2,010
Nontaxable	157	156	146	147	170	606	980
Total interest income	6,349	6,666	6,610	6,497	6,752	26,122	27,509

Interest expense
Deposits	653	694	768	854	946	2,969	3,982
Other borrowings	15	17	(2)	34	22	64	96
Repurchase Agreements	3	11	60	68	70	142	912
Federal Home Loan Bank advances	92	92	75	74	77	333	402
Trust preferred securities	431	418	441	592	358	1,882	1,406
Total interest expense	1,194	1,232	1,342	1,622	1,473	5,390	6,798

Net interest income	5,155	5,434	5,268	4,875	5,279	20,732	20,711

Provision for loan losses	400	300	200	450	299	1,350	1,994

Net interest income after provision
for loan losses	4,755	5,134	5,068	4,425	4,980	19,382	18,717

Noninterest income
Data service fees	811	485	576	643	671	2,515	3,630
Trust fees	606	646	607	642	623	2,501	2,616
Customer service fees	648	677	668	631	647	2,624	2,531
Gain on sale of mtg. loans & OMSR's	2,136	1,572	1,395	1,181	1,529	6,284	3,620
Mortgage loan servicing fees, net	152	(192)	(165)	329	(308)	124	(970)
Gain on sale of non-mortgage loans	94	170	-	-	127	264	208
Net gain on sales of securities	-	-	-	-	-	-	1,871
Loss on sale or disposal of assets	(54)	(151)	(50)	(56)	(46)	(311)	(333)
Other income	255	201	177	211	180	844	684
Total non-interest income	4,648	3,408	3,208	3,581	3,423	14,845	13,857

Noninterest expense
Salaries and employee benefits	3,825	3,597	3,597	3,499	3,488	14,518	14,174
Net occupancy expense	494	515	528	548	531	2,085	2,201
Equipment expense	692	722	712	711	709	2,837	2,827
FDIC insurance expense	100	91	223	214	191	628	908
Fixed asset and software impairment	65	-	-	-	609	65	609
Data processing fees	132	103	121	113	131	469	625
Professional fees	686	451	390	385	493	1,912	1,920
Marketing expense	115	85	103	90	93	393	328
Printing and office supplies	46	39	67	78	52	230	333
Telephone and communication	146	151	139	144	139	580	580
Postage and delivery expense	204	223	200	229	235	856	1,099
State, local and other taxes	136	128	118	120	77	502	457
Employee expense	113	118	119	106	113	456	524
Goodwill Impairment	-	-	-	-	381	-	381
Other intangible amortization expense	158	157	158	157	157	630	737
OREO Impairment	-	-	58	-	214	58	214
Other expenses	300	345	338	282	359	1,265	2,336
Total non-interest expense	7,212	6,725	6,871	6,676	7,972	27,484	30,253

Income before income tax expense	2,191	1,817	1,405	1,330	431	6,743	2,322
Income tax expense	667	513	391	358	157	1,929	658

Net income	$1,524	$1,304	$1,014	$972	$274	$4,814	$1,664

Common share data:
Basic earnings per common share	$0.31	$0.27	$0.21	$0.20	$0.06	$0.99	$0.34
Diluted earnings per common share	$0.31	$0.27	$0.21	$0.20	$0.06	$0.99	$0.34

Average shares outstanding ($ in thousands):
Basic:	4,862	4,862	4,862	4,862	4,862	4,862	4,862
Diluted:	4,862	4,862	4,862	4,862	4,862	4,862	4,862

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
SUMMARY OF OPERATIONS	2012	2012	2012	2012	2011	2012	2011
Net interest income	$5,155	5,434	5,268	4,875	5,279	20,732	20,709
Tax-equivalent adjustment	$92	91	88	88	100	359	543
Tax-equivalent net interest income (core)	$5,247	5,525	5,356	4,963	5,379	21,091	21,252
Provision for loan loss	$400	300	200	450	299	1,350	1,994
Noninterest income	$4,648	3,408	3,208	3,581	3,423	14,845	13,857
Less: Non core items	$(334)	(53)	-	(90)	-	(477)	(2,390)
Core noninterest income	$4,314	3,355	3,208	3,491	3,423	14,368	11,467
Total revenue, tax-equivalent	$9,895	8,933	8,564	8,544	8,802	35,936	35,111
Core revenue, tax-equivalent	$9,561	8,880	8,564	8,454	8,802	35,459	32,720
Noninterest expense	$7,212	6,725	6,871	6,676	7,972	27,484	30,253
Less: Non core items	$180	-	-	-	990	180	2,073
Core noninterest expense	$7,032	6,725	6,871	6,676	6,982	27,304	28,180
Pre provision pretax income	$2,591	2,117	1,605	1,780	730	8,093	4,315
Core pre provision pretax income	$2,437	2,064	1,605	1,690	1,720	7,796	3,997
Pretax income	$2,191	1,817	1,405	1,330	431	6,743	2,322
Net income	$1,524	1,304	1,014	972	274	4,814	1,664
Core earnings after tax	$1,422	1,269	1,014	913	927	4,618	1,455

PER SHARE INFORMATION:
Basic & diluted earnings	$0.31	0.27	0.21	0.20	0.06	0.99	0.34
Core earnings	$0.29	0.26	0.21	0.19	0.19	0.95	0.30
Book value per common share	$10.96	10.68	10.34	10.08	9.86	10.96	9.86

PERFORMANCE RATIOS:
Return on average assets	0.95%	0.82%	0.63%	0.61%	0.17%	0.75%	0.26%
Core return on average assets	0.89%	0.80%	0.63%	0.57%	0.58%	0.72%	0.23%
Return on average common equity	11.64%	10.25%	8.20%	8.04%	2.33%	9.57%	3.54%
Core return on avg. tangible common equity	16.55%	15.49%	13.01%	12.18%	13.21%	14.39%	5.38%
Earning asset yield	4.50%	4.78%	4.76%	4.77%	4.93%	4.72%	5.06%
Cost of interest bearing liabilities	0.96%	0.98%	1.05%	1.28%	1.15%	1.07%	1.35%
Core efficiency ratio	69.47%	72.61%	77.66%	76.17%	74.80%	73.79%	77.55%
Core net interest income/ Average assets	3.28%	3.48%	3.33%	3.12%	3.38%	3.31%	3.30%
Core noninterest income/ Average assets	2.70%	2.11%	1.99%	2.20%	2.15%	2.25%	1.78%
Core noninterest expense/ Average assets	4.40%	4.24%	4.27%	4.20%	4.39%	4.28%	4.38%
Core noninterest income/ Operating revenue	43.60%	37.56%	37.46%	40.86%	38.89%	39.98%	32.66%
Net interest margin	3.65%	3.85%	3.75%	3.53%	3.80%	3.70%	3.71%
Tax equivalent effect	0.07%	0.06%	0.06%	0.07%	0.07%	0.06%	0.10%
Net interest margin - fully tax equivalent basis	3.72%	3.91%	3.81%	3.60%	3.87%	3.76%	3.81%

ASSET QUALITY RATIOS:
Gross charge-offs	$300	302	252	474	648	1,328	3,406
Recoveries	$15	78	62	104	642	259	1,226
Net charge-offs	$285	223	190	370	6	1,068	2,181
Nonaccruing loans/ Total loans	1.14%	1.15%	1.18%	1.48%	1.56%	1.14%	1.56%
Nonperforming loans/ Total loans	1.42%	1.53%	1.58%	1.84%	1.86%	1.42%	1.86%
Nonperforming assets/ Loans & OREO	2.02%	2.05%	1.95%	2.24%	2.26%	2.02%	2.26%
Nonperforming assets/ Total assets	1.40%	1.49%	1.40%	1.54%	1.60%	1.40%	1.60%
Allowance for loan loss/ Nonperforming loans	103.8%	95.9%	92.5%	81.6%	79.3%	103.8%	79.3%
Allowance for loan loss/ Total loans	1.47%	1.47%	1.46%	1.50%	1.48%	1.47%	1.48%
Net loan charge-offs/ Average loans (ann.)	0.25%	0.20%	0.17%	0.34%	0.01%	0.24%	0.50%
Loan loss provision/ Net charge-offs	140.56%	134.46%	105.22%	121.52%	5243.77%	126.39%	77.92%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	87.93%	88.31%	87.17%	82.12%	85.31%	87.93%	85.31%
Equity/ Assets	8.35%	8.24%	7.95%	7.60%	7.62%	8.35%	7.62%
Tangible equity/ Tangible assets	5.70%	5.53%	5.21%	4.88%	4.85%	5.70%	4.85%

END OF PERIOD BALANCES
Total loans	$463,389	455,021	452,110	439,721	442,554	463,389	442,554
Total assets	$638,234	630,205	632,531	644,976	628,664	638,234	628,664
Deposits	$527,001	515,250	518,661	535,492	518,765	527,001	518,765
Stockholders equity	$53,284	51,930	50,274	49,026	47,932	53,284	47,932
Tangible equity	$35,382	33,867	32,032	30,596	29,571	35,382	29,571
Full-time equivalent employees	204	199	204	203	210	204	210

AVERAGE BALANCES
Total loans	$455,705	454,634	446,786	436,384	437,020	448,294	438,383
Total earning assets	$564,564	565,144	562,169	552,016	556,004	560,858	558,022
Total assets	$639,048	635,012	643,859	635,849	636,932	638,035	643,528
Deposits	$522,970	515,795	527,992	523,193	522,472	522,412	516,282
Stockholders equity	$52,351	50,905	49,464	48,377	47,035	50,300	47,035
Intangibles	$17,968	18,126	18,299	18,396	18,953	18,217	19,981
Tangible equity	$34,383	32,779	31,165	29,981	28,082	32,083	27,054

RURBAN FINANCIAL CORP.
Rate Volume Analysis - (Unaudited)
For the Three and Twelve Months Ended December 31, 2012 and 2011

($ in Thousands)	Three Months Ended December 31, 2012			Three Months Ended December 31, 2011
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate
Taxable securities	$84,945	330	1.55%	$93,999	387	1.64%
Non-taxable securities	15,985	238	5.96%	15,235	257	6.75%
Federal funds sold	-	-	N/A	870	1	0.26%
Loans, net	463,635	5,873	5.07%	445,900	6,208	5.57%
Total earning assets	$564,564	6,441	4.56%	$556,004	6,852	4.93%
Cash and due from banks	18,185			22,965
Allowance for loan losses	(6,842)			(6,161)
Premises and equipment	15,344			16,699
Other assets	47,595			47,425
Total assets	$638,847			$636,932

Liabilities
Savings and interest-bearing demand	$247,866	44	0.07%	$233,149	57	0.10%
Time deposits	198,657	609	1.23%	223,179	889	1.59%
Repurchase agreements	11,711	3	0.10%	18,711	70	1.51%
Advances from FHLB	18,245	92	2.03%	12,832	77	2.39%
Junior subordinated debentures	20,620	419	8.13%	20,620	358	6.94%
Notes payable & other borrowed funds	1,791	27	6.03%	2,824	22	3.17%
Total interest-bearing liabilities	$498,890	1,194	0.96%	$511,314	1,473	1.15%

Non interest-bearing demand	76,447			66,144
Other liabilities	11,159			11,501
Total liabilities	586,496			588,959
Equity	$52,351			$47,972

Total liabilities and equity	$638,847			$636,932

Net interest income (tax equivalent basis)		$5,247			$5,379

Net interest income as a percent of average interest-earning assets			3.72%			3.87%

	Twelve Months Ended December 31, 2012			Twelve Months Ended December 31, 2011
	Average		Average	Average		Average
Assets	Balance	Interest	Rate	Balance	Interest	Rate
Taxable securities	$90,182	1,515	1.68%	$97,528	2,010	2.06%
Non-taxable securities	15,160	919	6.06%	21,892	1,483	6.77%
Federal funds sold	-	-	N/A	219	1	0.25%
Loans, net	455,516	24,047	5.28%	438,383	24,558	5.60%
Total earning assets	$560,858	26,481	4.72%	$558,022	28,052	5.03%
Cash and due from banks	20,728			26,477
Allowance for loan losses	(6,591)			(6,534)
Premises and equipment	15,360			16,797
Other assets	47,680			48,766
Total assets	$638,035			$643,528

Liabilities
Savings and interest-bearing demand	$245,528	210	0.09%	$234,497	182	0.08%
Time deposits	206,135	2,759	1.34%	217,546	3,800	1.75%
Repurchase agreements	15,180	142	0.94%	31,307	912	2.91%
Advances from FHLB	15,547	333	2.14%	15,674	402	2.57%
Junior subordinated debentures	20,620	1,815	8.80%	20,620	1,406	6.82%
Notes payable & other borrowed funds	2,058	131	6.36%	3,085	96	3.12%
Total interest-bearing liabilities	$505,068	5,390	1.07%	$522,728	6,798	1.30%

Non interest-bearing demand	70,749			64,239
Other liabilities	11,919			9,526
Total liabilities	587,736			596,493
Equity	$50,300			$47,035

Total liabilities and equity	$638,035			$643,528

Net interest income (tax equivalent basis)		$21,091			$21,253

Net interest income as a percent of average interest-earning assets			3.76%			3.81%